UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  September 28, 2021

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	001-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EQT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.  Other Events.

Alta Acquisition

As previously reported, on July 21, 2021, EQT Corporation (EQT and, together with its consolidated subsidiaries, the Company or we) consummated the previously announced acquisition (the Alta Acquisition) of Alta Marcellus Development, LLC (ARD Marcellus) and ARD Operating, LLC (ARD and, together with ARD Marcellus, the Alta Target Entities). The following exhibits relating to the Alta Acquisition or the Alta Target Entities are attached to this Current Report on Form 8-K and incorporated herein by reference:

•	Exhibit 99.1: Audited combined financial statements of the Alta Target Entities as of June 30, 2021 and 2020, and for the years then ended, and the notes related thereto;

•	Exhibit 99.2: Unaudited pro forma condensed combined balance sheet of the Company as of June 30, 2021 and unaudited pro forma condensed combined statements of operations of the Company for the six months ended June 30, 2021 and the year ended December 31, 2020, and the notes related thereto; and

•	Exhibit 99.3: Audit letter prepared by Netherland, Sewell & Associates, Inc., independent petroleum engineers, relating to ARD Marcellus’s estimated quantities of its proved natural gas and oil reserves as of June 30, 2021.

Update on Margin Posting Obligations, Hedge Positions and Liquidity

Natural gas is a commodity, and we typically receive market-based pricing for the natural gas we produce. To protect our future cash flows from the risk of unanticipated declines in commodity prices, we utilize exchange-traded and over the counter (OTC) derivative contracts to hedge a portion of our forecasted natural gas production. All of our exchange-traded derivative contracts require us to post margin deposits based on an established initial margin requirement and the net liability position, if any, of the fair value of the associated contracts. Certain of our OTC derivative contracts provide that, if EQT’s credit rating assigned by Moody’s Investors Service, Inc. (Moody’s) or S&P Global Ratings (S&P) is below an agreed-upon credit rating threshold, and if the associated derivative liability exceeds the agreed-upon dollar threshold for such credit rating, the counterparty to such contract can require us to deposit collateral with such counterparty. Similarly, if such counterparty’s credit rating assigned by Moody’s or S&P is below the agreed-upon credit rating threshold, and if the associated derivative liability exceeds the agreed-upon dollar threshold for such credit rating, we can require the counterparty to deposit collateral with us. The cash collateral provided to our hedge counterparties, which is interest-bearing, is returned to us in whole or in part upon an increase in EQT’s credit rating or a reduction in the derivative liability, depending on the amount of such reduction, or in whole upon settlement of the related derivative contract. The significant majority of our OTC derivative contracts provide that, upon EQT obtaining an investment grade rating (“Baa3” or higher by Moody’s and “BBB–” or higher by S&P), we are not required to post margin with the hedge counterparty. As of September 24, 2021, EQT’s senior notes were rated “Ba1” by Moody’s and “BB+” by S&P.

During the third quarter of 2021, we amended our agreements with six of our largest OTC hedge counterparties to permanently or temporarily reduce or eliminate our margin posting obligations associated with our OTC derivative contracts with these hedge counterparties, which serve to mitigate the amount of cash collateral that we would otherwise have been required to post based on current New York Mercantile Exchange (NYMEX) strip pricing. Additionally, during the third quarter of 2021, we entered into certain swaps, swaptions and calls to reposition our 2021 and 2022 hedge portfolio, opening up incremental upside participation in the benefits of rising natural gas prices and further mitigating potential incremental margin posting requirements. As of September 24, 2021, our margin balance on our existing hedge portfolio was approximately $0.6 billion, as compared to approximately $0.5 billion as of June 30, 2021, despite a significant increase in natural gas prices between June 30, 2021 and September 24, 2021.

The following table summarizes the approximate volume and prices of our NYMEX hedge positions through 2024 as of September 24, 2021:

	2021(a)	2022	2023	2024
Swaps:
Volume (MMDth)	314	1,185	166	2
Average Price ($/Dth)	$2.39	$2.69	$2.53	$2.67
Calls – Net Short:
Volume (MMDth)	43	343	77	15
Average Short Strike Price ($/Dth)	$2.92	$2.98	$2.89	$3.11
Puts – Net Long:
Volume (MMDth)	53	183	69	15
Average Long Strike Price ($/Dth)	$2.58	$2.68	$2.40	$2.45
Fixed Price Sales (b):
Volume (MMDth)	17	4	3	—
Average Price ($/Dth)	$2.49	$2.38	$2.38	$—

(a)    October 1 through December 31.

(b)    The fixed price natural gas sales agreements can be physically or financially settled.

For 2021 (October 1 through December 31), 2022, 2023 and 2024, we have natural gas sales agreements for approximately 5 million dekatherm (MMDth), 18 MMDth, 88 MMDth and 11 MMDth, respectively, that include average NYMEX ceiling prices of $3.17, $3.17, $2.84 and $3.21, respectively. We have also entered into derivative instruments to hedge basis. During the third quarter, we purchased 37 MMDth total of 2022 swaptions with an average strike price of $3.75. We may use other contractual agreements to implement our commodity hedging strategy from time to time. For further discussion of our hedging program, see Item 3., “Quantitative and Qualitative Disclosures About Market Risk” and Note 3 to the Condensed Consolidated Financial Statements in EQT’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021.

As of August 31, 2021, we had $0.6 billion in credit facility borrowings and $0.6 billion letters of credit outstanding under our $2.5 billion credit facility.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit No.	Description
23.1	Consent of Moss Adams LLP.
23.2	Consent of Netherland, Sewell & Associates, Inc.
99.1	Audited combined financial statements of ARD Operating, LLC and Alta Marcellus Development, LLC as of June 30, 2021 and 2020, and for the years then ended, and the notes related thereto.
99.2	Unaudited pro forma condensed combined balance sheet of EQT Corporation and its subsidiaries as of June 30, 2021 and unaudited pro forma condensed combined statements of operations of EQT Corporation and its subsidiaries for the six months ended June 30, 2021 and the year ended December 31, 2020, and the notes related thereto.
99.3	Audit letter prepared by Netherland, Sewell & Associates, Inc., dated August 5, 2021, with respect to estimates of reserves and future revenue of Alta Marcellus Development, LLC as of June 30, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: September 28, 2021	By:	/s/ William E. Jordan
	Name:	William E. Jordan
	Title:	Executive Vice President, General Counsel and Corporate Secretary